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                                                                    Exhibit 21.1

                         Subsidiaries of Amdocs Limited

 List of the Subsidiaries       Jurisdiction of            Business Name
                               Incorporation or
                                 Organization

Amdocs (Cyprus) Ltd.       Republic of Cyprus        Amdocs (Cyprus) Ltd.
Amdocs (Israel) Limited    Israel                    Amdocs (Israel) Limited
                                                     (formerly P.S.
                                                     Publishing Systems Ltd.)
Amdocs (USA), Inc.         State of Delaware         Amdocs (USA), Inc.
European Software          Island of Guernsey,       European Software
Marketing Ltd.             Channel Islands           Marketing Ltd.
Amdocs (UK) Limited        United Kingdom            Amdocs (UK) Limited
Amdocs (Brazil) Limitada   Brazil                    Amdocs (Brazil) Limitada
Amdocs (Japan) Limited     Japan                     Amdocs (Japan) Limited.
Amdocs (ITALY) SRL         Torino, Italy             Amdocs (ITALY) SRL
Amdocs Software GmbH       Germany                   Amdocs Software GmbH
Amdocs, Inc.               State of Delaware         Amdocs, Inc.
Amdocs Services, Inc.      State of Delaware         Amdocs Services, Inc.
Amdocs Software            State of Delaware         Amdocs Software
Technologies, Inc.                                   Technologies, Inc.
Sypress, Inc.              State of Delaware         Sypress, Inc.
Canadian Directory         State of Delaware         Canadian Directory
Technology Ltd.                                      Technology Ltd.
Directory Technology Pty,  Victoria, Australia       Directory Technology
Ltd.                                                 Pty, Ltd.
Amdocs Management Limited  United Kingdom            Amdocs Management Limited
European Support Limited   United Kingdom            European Support Limited
Amdocs Hungary Kft.        Hungary                   Amdocs Hungary Kft.
Amdocs Development Limited Island of Cyprus          Amdocs Development
                                                     Limited